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                                                                   EXHIBIT 10(m)
                                                                   -------------
                            AUDIT COMMITTEE CHARTER

     The Audit Committee will be composed of not less than three members of the Board and will be selected by the Board. All of the members of the committee will be outside directors who are independent of management. In accordance with NASDAQ requirements a director will not be considered independent if, among other things, he or she has:

 . been employed by the corporation or its affiliates in the current or past three years;

 . accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

 . an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

 . been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

 . been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

     All directors must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     The Audit Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors, the internal auditors and the financial management of the Company. The Audit Committee shall meet on a regular basis and call special meetings as required. The Audit Committee has the authority to engage experts and consult with legal counsel in performance of their responsibility.
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                                                                   EXHIBIT 10(m)
                                                                   -------------
                                                                     (continued)

                       Responsibilities of the Committee

     The oversight responsibility of the committee includes the following:

a) Those in which the committee will inform the Board that action has been taken in the Board's interest and does not require prior Board approval.
     1. Review and approve the scope of the annual audit for the Company and its subsidiaries recommended jointly by the independent auditors and the Chief Financial Officer (CFO).
     2. Review and approve the scope of the Company's annual profit and pension trusts audits.
     3. Review and approve the audit plan as recommended by the Company's Director - Internal Audit.
     4. Request the Director - Internal Audit to study a particular area of interest or concern.
     5. Discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

b) Those which the committee will review and then recommend action by the Board.
     1. Appoint independent public accountants, establishing the outside auditor's accountability to the Board and the Audit Committee.
     2. Review major accounting policy changes before implementation.
     3. Review SEC registration statements before signature by other Board members.
     4. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
     5. Review annual audit reports including auditor's opinions and management letter.

c) Those which the committee will review and provide summary information reports to the Board when appropriate.
     1. Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants.
     2. Interview independent auditors for review and analysis of strengths and weaknesses of the Company's financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.
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                                                                   EXHIBIT 10(m)
                                                                   -------------
                                                                     (concluded)

     3. Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.
     4. Review administration of and compliance with the Company's Code of Conduct.
     5. Review schedule of insurance programs with the Director - Risk
        Management.
     6. Review with management any significant findings brought forward by Internal Audit or the external auditors, sensitive data or disclosure requirements that are published.
     7. Review compliance with legal and regulatory items as they apply to the Company by discussion with Internal Audit, external auditors and executive management.

     The Audit Committee will perform any other functions assigned by the Board or by Law. The Audit Committee should meet with the Company's independent auditors at least annually. The Audit Committee should serve as a communication vehicle for the Director - Internal Audit and independent auditor to the Board. The Audit Committee will discuss with the Director - Internal Audit the results of the annual internal plan. The Director - Internal Audit should report directly to the chairman of the Audit Committee with the Chief Financial Officer of the Company having the day-to-day supervisory function.